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                                                                    EXHIBIT 21.1

                        SUBSIDIARIES


Wing Industries Holdings, Inc., a Delaware corporation

Door Holdings, Inc., a Delaware corporation

Wing Industries, Inc., a Texas corporation

Atrium Door & Window Company - West Coast, a Texas corporation

Atrium Door & Window Company of the Northeast, a Connecticut corporation

Atrium Door & Window Company of New York, a Connecticut corporation

Atrium Door & Window Company of New England, Inc. a Connecticut corporation

Atrium Door & Window Company of Arizona, a Delaware corporation

R.G. Darby Company, Inc., an Alabama corporation

R.G. Darby Company - South, a Delaware corporation

Total Trim, Inc., an Alabama corporation

Total Trim, Inc. - South, a Delaware corporation

Heat, Inc., a Delaware corporation

Thermal Industries, Inc., a Delaware corporation

Best Built, Inc., a Delaware corporation

Champagne Industries, Inc., a Colorado corporation

VES, Inc., a Delaware corporation

H.I.G. Vinyl, Inc., a Delaware corporation